Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Dale Gibbons
July 22, 2010		CFO
702-252-6236

Western Alliance Reports Results for the Second Quarter 2010

●	Breakeven Performance, Improving Credit Trends

●	Loan Growth: $71 million, Deposit Growth: $40 million

Las Vegas – July 22, 2010 -- Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the second quarter 2010.

Second Quarter 2010 Highlights:

●	Pre-tax, pre-provision operating earnings rise 19.0% to $22.7 million compared to first quarter 20101

●	Record net interest income of $57.5 million, up 5% compared to prior quarter

●	Net interest margin of 4.16% compared to 4.17% in first quarter

●	Non-accrual loans and repossessed assets decline 6% to $239 million from the first quarter

●	Classified assets and watch loans declined 9.6% and 13.9%, respectively, during the quarter

●	Provision for credit losses declined to $23.1 million from $28.7 million for the first quarter

●	Net loan charge-offs of $25.8 million, up slightly from $24.6 million for the first quarter

●	Net income of $1.2 million, including net gains of $15.4 million, net loss on repossessed asset valuations/sales of $12 million, and loss on discontinued operations of $0.8 million

●	Diluted net loss per common share of $0.02 compared to net loss of $0.03 for the first quarter of 2010 and $0.31 net loss for the second quarter 2009

●	Tangible common equity of $405 million, or 6.8% of tangible assets1

●	Tier I Leverage capital of 9.1% and Total Risk-Based Capital ratio of 13%, both significantly above “Well Capitalized” thresholds

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 16

Financial Performance

“The second quarter of 2010 continues the corporation’s focus on improving our stated 2010 financial objectives.  Namely, increase pre-tax pre-provision income, increase our local market share, and improve our asset quality. Nearly all business and financial metrics for the quarter showed considerable improvement,” said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance Bancorporation.  “Growth in deposits and loans, along with improving asset quality, will continue to increase WAL’s franchise value in the quarters to come.  In the near term, however, we may continue to see volatility in our business and financial metrics due to the uneven pace of improving market conditions in each region.”

Ken Vecchione, President and Chief Operating Officer, added, “The WAL team continues to execute upon our corporate objectives while improving enterprise risk management systems and removing regulatory issues that will restore the company to profitability and increase shareholder value. During the last year we eliminated our reliance on wholesale funding and reduced the risk in our balance sheet.”

Western Alliance Bancorporation reported net income of $1.2 million in the second quarter 2010, including a net loss from sales/valuation of repossessed assets of $12.0 million, a loss on discontinued operations net of tax of $0.8 million, net gain from securities sales of $6.1 million, net gain on fair value measurements of $6.3 million and gain on debt extinguishment of $3.0 million.

Net of preferred dividends and accretion of discount on preferred stock, the Company reported net loss per common share of $0.02 in the second quarter 2010, including $0.11 loss from sales/valuations of repossessed assets, loss from discontinued affinity credit card operations held for sale net of tax of $0.01, net gain from securities activities of $0.04, net gain on fair value measurements of $0.06 and gain on debt extinguishment of $0.03.

Net gains for the second quarter consisted of $6.1 million net gains primarily from sales of adjustable rate preferred stock, $6.3 million from fair value changes related to the Company’s junior subordinated debt as a result of interest rate spreads widening and a $3.0 million gain from repayment of the $60.0 million in subordinated debt at a discount.

Total loans increased $71 million to $4.13 billion at June 30, 2010 from $4.06 billion on March 31, 2010.  This increase was primarily driven by growth in loans to businesses including commercial and industrial and owner occupied commercial real estate loans. Geographically, loans in Nevada decreased by $29 million and increased by $100 million in Arizona and California during the second quarter 2010.

Total deposits increased $40 million to $5.23 billion at June 30, 2010 from $5.19 billion at March 31, 2010, with significant growth in interest bearing demand and money market accounts, partially offset by a decline in certificates of deposit. Deposits increased $838 million from June 30, 2009.

Income Statement

Net interest income increased 5 percent to $57.5 million in the second quarter 2010 from $54.7 in the first quarter 2010 and 13.1 percent compared to the second quarter 2009 propelled by both reductions in cost of funds and increases in interest income. The net interest margin in the second quarter 2010 was 4.16 percent compared to 4.17 percent in the first quarter 2010 and 4.12 percent in the second quarter of last year.

The provision for credit losses was $23.1 million for the second quarter 2010 compared to $28.7 million for the first quarter 2010 and $37.6 million for the second quarter 2009. Nonaccrual loans and repossessed assets were $239 million or 4 percent of total assets at June 30, 2010, compared with $254 million or 4.17 percent of total assets at March 31, 2010 and $159 million or 2.78 percent of total assets at June 30, 2009. Net loan charge-offs in the second quarter 2010 were $25.8 million or 2.53 percent of average loans (annualized), compared to net charge-offs of $24.6 million or 2.43 percent of average loans (annualized) for the first quarter 2010 and $30.6 million or 3 percent of average loans (annualized) for the second quarter 2009.  Loans past due 90 days and still accruing totaled $8.2 million at June 30, 2010, flat to $8.4 million at March 31, 2010 and down from $36.1 million at June 30, 2009. Loans past due 30-89 days totaled $20.3 million at quarter end, down from $38.6 million at March 31, 2010 and down from $75.5 million at June 30, 2009.

Operating non-interest income was $6.5 million for the second quarter 2010.1 This performance was a slight decrease from $6.7 million for the same period in 2009 and slight increase from $6.2 million for the first quarter of 2010.

Net revenue was $64.0 million for the second quarter 2010, an increase of 5 percent from $60.9 million for the first quarter of 2010 and 11.2 percent from net revenue of $57.5 million for the second quarter 2009.1

Operating non-interest expense was $41.3 million for the second quarter 2010, down 10.7 percent from operating non-interest expense of $46.2 million for the same period in 2009.1 For the first quarter 2010, operating non-interest expense was $41.9 million. The Company had 961 full-time equivalent employees at June 30, 2010, compared to 948 at March 31, 2010 and 1,076 one year ago.

A key performance metric for the Company is its pre-tax, pre-provision operating earning power, which it defines as net revenue less its operating non-interest expense.1 For the second quarter 2010, the Company’s performance was $22.7 million, compared to $19.1 million in the first quarter 2010 and $11.3 million in the second quarter 2009.

Balance Sheet

Gross loans totaled $4.13 billion at June 30, 2010, an increase of $71 million from March 31, 2010 and an increase of $101 million from $4.03 billion at June 30, 2009. At June 30, 2010 the allowance for credit losses was 2.66 percent of total loans down from 2.78 percent at March 31, 2010 and up from 2.09 percent at June 30, 2009.

Deposits totaled $5.23 billion at June 30, 2010, an increase of $40 million from $5.19 billion at March 31, 2010 and an increase of $838 million from $4.39 billion at June 30, 2009.

Non-interest bearing deposits decreased by $18 million to $1.33 billion at June 30, 2010 from March 31, 2010 and increased $222 million from $1.11 billion at June 30, 2009. Non-interest bearing deposits comprised 25.4 percent of total deposits at June 30, 2010.

At June 30, 2010 the Company’s loans were 79 percent of deposits, compared to 91.7 percent one year earlier and 78.2 percent at March 31, 2010. Borrowings, including junior debt totaled $36 million at June 30, 2010, down $320 million from $356 million one year earlier, and down $86 million from $122 million at March 31, 2010.

Stockholders’ equity decreased to $576 million at June 30, 2010 essentially flat from March 31, 2010.  Accumulated other comprehensive income totaled $3.3 million at June 30, 2010, compared to $4.7 million at March 31, 2010. At June 30, 2010 tangible common equity was 6.8 percent of tangible assets and total risk-based capital was 13.0 percent of risk-weighted assets.

Total assets increased 4.5 percent to $5.96 billion at June 30, 2010 from $5.70 billion at June 30, 2009 and decreased 2.2 percent from $6.10 billion at March 31, 2010.

Operating Unit Highlights

Our Nevada banking operations, which are comprised of Bank of Nevada and First Independent Bank of Nevada, reported that loans declined $29 million during the second quarter and declined $219 million during the last 12 months to $2.36 billion at June 30, 2010. Deposits increased $170 million since March 31, 2010 and $361 million over the last twelve months to $2.91 billion. Net loss for our Nevada banks was $9.6 million during the second quarter 2010, compared with a net loss of $2.7 million for the first quarter of 2010 and $3.0 million during the second quarter 2009.

Our California banking operations, which are comprised of Torrey Pines Bank and Alta Alliance Bank, reported that loans increased $46 million during the second quarter 2010 and increased $171 million during the last 12 months to $981 million. Deposits decreased $123 million and increased $46 million to $1.09 billion during the same periods, respectively. Net income for our California banks was $2.6 million during the second quarter 2010 compared with a net income of $0.5 million for the first quarter of 2010 and net income of $4.4 million during the second quarter 2009.

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 16

Our Arizona banking operations, which consists of Alliance Bank of Arizona, reported loan growth of $54 million during the second quarter 2010 and an increase of $149 million during the last 12 months to $837 million. Deposits declined $6 million in the second quarter and increased $427 million during the last 12 months to $1.23 billion. Net income for our Arizona bank was $2.7 million during the second quarter 2010 compared with net income of $0.8 million during the first quarter of 2010 and a net loss of $0.6 million during the second quarter 2009.

Our Asset Management business line, which includes Shine Investments Advisory Services and Premier Trust, had assets under management of $903 million at June 30, 2010, compared to $872 million at March 31, 2010. Net income for the Asset Management segment for the second quarter of 2010 was $0.1 million as well as first quarter 2010 and second quarter of 2009.

Attached to this press release is summarized financial information for the quarter and year to date ended June 30, 2010.

Conference Call and Webcast

Western Alliance Bancorporation will host a conference call and live audio webcast to discuss its second quarter 2010 financial results at 11.00 a.m. ET on Friday, July 23, 2010. Participants may access the call by dialing 1-866-843-0890 and using passcode: 8035139 or via live audio webcast using the website link: http://www.talkpoint.com/viewer/starthere.asp?Pres=131646. The webcast is also available via our website at www.westernalliancebancorp.com.  Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET July 23 until 9 a.m. ET August 6th by dialing 1-877-344-7529 using the pass code 442490.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, First Independent Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, and Shine Investment Advisory Services. These dynamic organizations provide a broad array of deposit and credit services to clients in Nevada, Arizona and California, and investment services in Colorado. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions.  Additional investor information can be accessed on the Investor Relations page of the company's website, www.westernalliancebancorp.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement.  Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Western Alliance Bancorporation’s results of operations or financial position.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited	At or for the Three Months Ended June 30,			For the Six Months Ended June 30,
	2010	2009	Change %	2010	2009	Change %
	(in thousands, except per share data)
Selected Balance Sheet Data:
(dollars in millions)
Total assets	$5,959.5	$5,701.5	4.5%
Loans, net of deferred fees	4,130.0	4,028.9	2.5
Securities and money market investments	848.6	725.7	16.9
Federal funds sold and other	-	20.3	(100.0)
Customer funds	5,317.3	4,692.6	13.3
Borrowings	-	254.4	(100.0)
Junior subordinated and subordinated debt	36.3	102.3	(64.5)
Stockholders' equity	575.9	621.6	(7.4)

Selected Income Statement Data:
(dollars in thousands)
Interest income	$70,000	$70,296	(0.4)%	$138,734	$140,464	(1.2)%
Interest expense	12,544	19,495	(35.7)	26,560	38,933	(31.8)
Net interest income	57,456	50,801	13.1	112,174	101,531	10.5
Provision for loan losses	23,115	37,573	(38.5)	51,862	57,557	(9.9)
Net interest income after provision for credit losses	34,341	13,228	159.6	60,312	43,974	37.2
Non-interest income	20,760	15,447	34.4	35,389	(12,381)	(385.8)
Non-interest expense	53,262	50,173	6.2	94,103	141,209	(33.4)
Income (loss) from continuing operations
before income taxes	1,839	(21,498)	(108.6)	1,598	(109,616)	(101.5)
Income tax benefit	(190)	(8,427)	(97.7)	(1,751)	(11,471)	(84.7)
Income (loss) from continuing operations	2,029	(13,071)	(115.5)	3,349	(98,145)	(103.4)%
Loss on discontinued operations, net	(802)	(1,066)	(24.8)	(1,737)	(2,434)
Net income (loss)	$1,227	$(14,137)	(108.7)%	$1,612	$(100,579)
Intangible asset amortization, net of tax	$590	$614	(4.0)%	$1,178	$1,229	(4.1)%
Diluted net loss from continuing operations	$(0.01)	$(0.29)		$(0.02)	$(2.25)
Diluted net loss from discontinued operations, net of tax	$(0.01)	$(0.02)		$(0.02)	$(0.05)
Diluted net loss per common share	$(0.02)	$(0.31)	(93.5)%	$(0.05)	$(2.31)	(98.0)%

Common Share Data:
Diluted net income (loss) per common share	$(0.02)	$(0.31)	(93.5)%	$(0.05)	$(2.31)	(98.0)%
Book value per common share	$6.09	$6.83	(10.8)%
Tangible book value per share, net of tax (1)	$5.60	$6.19	(9.6)%
Average shares outstanding (in thousands):
Basic	72,160	53,252	35.5	72,063	45,716	57.6
Diluted	72,931	53,252	37.0	72,451	45,716	58.5
Common shares outstanding	73,344	72,435	1.3
(1) See Reconciliation of Non-GAAP Financial Measures

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited
	At or for the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2010	2009	Change %	2010	2009	Change %
	(in thousands, except per share data)
Selected Performance Ratios:
Return on average assets (1)	0.08%	(1.07)%	(107.5)%	0.11%	(3.81)%	(102.9)%
Return on average stockholders' equity (1)	0.84	(10.94)	(107.7)	1.15	(40.33)	(102.9)
Net interest margin (1)	4.16	4.12	1.0	4.16	4.24	(1.9)
Net interest spread	3.84	3.64	5.5	3.84	3.80	1.1
Efficiency ratio - tax equivalent basis (2)	64.37	79.94	(19.5)
Loan to deposit ratio	78.96	91.73	(13.9)

Capital Ratios:
Tangible equity (2)	9.0%	10.1%	(10.7)%
Tangible common equity (2)	6.8	7.8	(12.3)
Tier 1 Leverage ratio	9.1	11.5	(20.9)
Tier 1 Risk Based Capital	11.7	13.2	(11.4)
Total Risk Based Capital	13.0	15.8	(17.7)

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	2.53%	3.00%	(15.7)%	2.86%	2.38%	20.2%
Nonaccrual loans to gross loans	3.25	2.89	12.5
Nonaccrual loans and repossessed assets to total assets	4.00	2.78	43.9
Loans past due 90 days and still accruing to total loans	0.20	0.90	(77.8)
Allowance for credit losses to loans	2.66	2.09	27.3
Allowance for credit losses to nonaccrual loans	81.94	72.30	13.3

(1) Annualized for the three and six month periods ended June 30, 2010 and 2009.
(2) See Reconciliation of Non-GAAP Financial Measures

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Statements of Operations
Unaudited	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Interest income:	(dollars in thousands)
Loans	$64,201	$63,268	$126,368	$126,521
Investment securities	5,327	6,822	11,631	13,714
Federal funds sold and other	472	206	735	229
Total interest income	70,000	70,296	138,734	140,464
Interest expense:
Deposits	11,067	16,413	23,146	32,063
Customer repurchase agreements	114	1,046	397	2,296
Borrowings	369	837	819	2,112
Junior subordinated and subordinated debt	994	1,199	2,198	2,462
Total interest expense	12,544	19,495	26,560	38,933
Net interest income	57,456	50,801	112,174	101,531
Provision for credit losses	23,115	37,573	51,862	57,557
Net interest income after provision for credit losses	34,341	13,228	60,312	43,974
Non-interest income
Unrealized gains (losses) on assets
and liabilities measured at fair value, net	6,250	(449)	6,551	3,622
Securities impairment charges	(1,071)	(1,674)	(1,174)	(40,079)
Gains on sales of investment securities, net	6,079	10,867	14,297	10,874
Gain on extinguishment of debt	3,000	-	3,000	-
Trust and investment advisory services	1,181	2,361	2,394	4,598
Service charges	2,319	1,980	4,515	3,662
Operating lease income	967	894	1,931	1,897
Bank owned life insurance	780	435	1,499	949
Other	1,255	1,033	2,376	2,096
	20,760	15,447	35,389	(12,381)
Non-interest expenses:
Salaries and employee benefits	22,161	23,384	43,601	47,003
Occupancy	4,828	5,196	9,615	10,416
Insurance	3,759	5,061	7,251	6,708
Net loss (gain) on sales and valuations of repossessed assets	11,994	3,974	10,980	8,910
Repossessed asset and loan expenses	1,564	2,078	3,928	3,155
Legal, professional and director's fees	2,139	1,821	4,007	3,185
Customer service	1,154	1,127	2,219	2,144
Marketing	1,045	1,368	2,201	2,579
Intangible amortization	907	945	1,813	1,890
Data Processing	793	1,215	1,584	2,352
Operating lease depreciation	647	838	1,336	1,757
Goodwill impairment	-	-	-	45,000
Other	2,271	3,166	5,568	6,110
	53,262	50,173	94,103	141,209
Income (loss) from continuning operations before income taxes	1,839	(21,498)	1,598	(109,616)
Income tax benefit	(190)	(8,427)	(1,751)	(11,471)
Income (loss) from continuing operations	2,029	(13,071)	3,349	(98,145)
Loss from discontined operations net of tax benefit	(802)	(1,066)	(1,737)	(2,434)
Net income (loss)	1,227	(14,137)	1,612	(100,579)
Preferred stock dividends	1,750	1,750	3,500	3,500
Accretion on preferred stock discount	716	674	1,433	1,356
Net loss available to common stockholders	$(1,239)	$(16,561)	$(3,321)	$(105,435)
Loss per share	$(0.02)	$(0.31)	$(0.05)	$(2.31)

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Statements of Operations
Unaudited
	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2010	2010	2009	2009	2009
Interest income:	(in thousands, except per share data)
Loans	$64,201	$62,167	$60,532	$61,380	$63,268
Investment securities	5,327	6,304	6,621	5,891	6,822
Federal funds sold and other	472	263	660	475	206
Total interest income	70,000	68,734	67,813	67,746	70,296
Interest expense:
Deposits	11,067	12,079	13,785	16,067	16,413
Borrowings	483	733	992	1,452	1,883
Junior subordinated and subordinated debt	994	1,204	1,248	1,257	1,199
Total interest expense	12,544	14,016	16,025	18,776	19,495
Net interest income	57,456	54,718	51,788	48,970	50,801
Provision for credit losses	23,115	28,747	40,792	50,750	37,573
Net interest income after provision for credit losses	34,341	25,971	10,996	(1,780)	13,228
Non-interest income
Mark-to-market (losses) gains, net	6,250	301	(1,874)	1,987	(449)
Gains on sales of investment securities, net	6,079	8,218	167	4,146	10,867
Gain on extinguishment of debt	3,000	-	-	-	-
Securities impairment charges	(1,071)	(103)	(1,748)	(1,044)	(1,674)
Trust and investment advisory services	1,181	1,213	2,320	2,369	2,361
Service charges	2,319	2,197	2,298	2,212	1,980
Operating lease income	967	964	1,091	1,079	894
Bank owned life insurance	780	719	669	574	435
Other	1,255	1,120	1,346	1,224	1,033
	20,760	14,629	4,269	12,547	15,447
Non-interest expenses:
Salaries and employee benefits	22,161	21,440	20,807	23,694	23,384
Occupancy	4,828	4,787	5,040	5,346	5,196
Insurance	3,759	3,492	2,991	2,326	5,061
Repossessed asset and loan expenses	1,564	2,364	1,779	1,430	2,078
Net loss (gain) on sales and valuations of repossessed assets	11,994	(1,014)	5,081	7,283	3,974
Legal, professional and director's fees	2,139	1,868	3,978	1,810	1,821
Marketing	1,045	1,156	1,185	543	1,368
Intangible amortization	907	907	945	945	945
Customer service	1,154	1,065	1,145	1,001	1,127
Data Processing	793	791	971	951	1,215
Operating lease depreciation	647	689	750	722	838
Goodwill impairment	-	-	4,095	576	-
Other	2,271	3,298	2,553	3,821	3,166
	53,262	40,843	51,320	50,448	50,173
Income (loss) from continuing operations before income taxes	1,839	(243)	(36,055)	(39,681)	(21,498)
Income tax benefit	(190)	(1,562)	(10,258)	(16,724)	(8,427)
Income (loss) from continuing operations	$2,029	$1,319	$(25,797)	$(22,957)	$(13,071)
Loss from discontinued operations, net of tax	(802)	(935)	(1,115)	(958)	(1,066)
Net income (loss)	$1,227	$384	$(26,912)	$(23,915)	$(14,137)
Preferred stock dividends	1,750	1,750	1,750	1,750	1,750
Accretion on preferred stock	716	716	697	689	674
Net loss available to common stockholders	$(1,239)	$(2,082)	$(29,359)	$(26,354)	$(16,561)
Loss per share	$(0.02)	$(0.03)	$(0.41)	$(0.37)	$(0.31)

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2010	2010	2009	2009	2009
Assets:	(in millions)
Cash and due from banks	$560.6	$827.6	$393.3	$752.9	$548.6
Federal funds sold and other	-	2.4	3.5	5.0	20.3
Cash and cash equivalents	560.6	830.0	396.8	757.9	568.9

Securities and money market investments	848.6	781.1	864.8	727.8	725.7
Loans:
Construction and land development	532.4	556.9	623.2	685.2	727.4
Commercial real estate - owner occupied	1,234.1	1,209.3	1,091.4	1,095.3	1,071.1
Commercial real estate - non-owner occupied	926.0	902.9	933.2	830.4	794.9
Residential real estate	536.1	560.2	568.3	600.4	595.0
Commercial	832.8	757.9	802.2	687.7	768.9
Consumer	74.6	77.6	80.3	77.3	80.5
Deferred fees, net	(6.0)	(5.7)	(19.0)	(8.3)	(8.9)
	4,130.0	4,059.1	4,079.6	3,968.0	4,028.9
Allowance for credit losses	(110.0)	(112.7)	(108.6)	(104.2)	(84.1)
Loans, net	4,020.0	3,946.4	3,971.0	3,863.8	3,944.8

Premises and equipment, net	118.7	121.2	125.9	128.6	136.7
Other repossessed assets	104.4	105.6	83.3	72.8	42.1
Bank owned life insurance	94.0	93.2	92.5	91.8	91.3
Goodwill and other intangibles	41.3	42.2	43.1	51.6	53.1
Other assets	171.9	176.5	175.9	137.0	138.9
Total assets	$5,959.5	$6,096.2	$5,753.3	$5,831.3	$5,701.5
Liabilities and Stockholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$1,330.4	$1,348.7	$1,157.0	$1,154.8	$1,108.6
Interest bearing
Demand	611.4	510.2	362.7	339.4	296.3
Savings and money market	1,845.9	1,798.5	1,752.5	1,802.5	1,704.2
Time certificates	1,442.5	1,532.7	1,449.9	1,455.5	1,283.1
Total deposits	5,230.2	5,190.1	4,722.1	4,752.2	4,392.2
Customer repurchase agreements	87.1	169.1	223.3	264.1	300.4
Total customer funds	5,317.3	5,359.2	4,945.4	5,016.3	4,692.6
Borrowings	-	20.0	29.4	79.4	254.4
Junior subordinated and subordinated debt	36.3	102.3	102.4	101.9	102.3
Accrued interest payable and other liabilities	30.0	39.0	100.4	30.8	30.6
Total liabilities	5,383.6	5,520.5	5,177.6	5,228.4	5,079.9
Stockholders' Equity
Common stock and additional paid-in capital	688.2	686.0	684.1	682.0	680.1
Preferred Stock	129.4	128.7	127.9	127.3	126.6
Retained earnings (deficit)	(245.0)	(243.7)	(241.7)	(212.4)	(186.0)
Accumulated other comprehensive income (loss)	3.3	4.7	5.4	6.0	0.9
Total stockholders' equity	575.9	575.7	575.7	602.9	621.6
Total liabilities and stockholders' equity	$5,959.5	$6,096.2	$5,753.3	$5,831.3	$5,701.5

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June. 30,
	2010	2010	2009	2009	2009

	(in thousands)
Balance, beginning of period	$112,724	$108,623	$104,181	$84,143	$77,184
Provision for credit losses	23,115	28,747	40,792	50,750	37,573
Recoveries of loans previously charged-off:
Construction and land development	1,801	409	888	608	212
Commercial real estate	808	22	91	139	-
Residential real estate	295	231	340	11	143
Commercial and industrial	573	1,238	216	442	501
Consumer	14	67	42	6	96
Total recoveries	3,491	1,967	1,577	1,206	952
Loans charged-off:
Construction and land development	7,921	8,638	9,859	13,717	10,381
Commercial real estate	7,827	5,884	6,204	3,125	6,310
Residential real estate	7,835	5,855	5,909	5,619	6,427
Commercial and industrial	4,602	4,757	14,924	8,329	7,355
Consumer	1,132	1,479	1,031	1,128	1,093
Total loans charged-off	29,317	26,613	37,927	31,918	31,566
Net loans charged-off	25,826	24,646	36,350	30,712	30,614
Balance, end of period	$110,013	$112,724	$108,623	$104,181	$84,143

Net charge-offs (annualized) to average loans outstanding	2.53%	2.43%	3.68%	3.05%	3.00%
Allowance for credit losses to gross loans	2.66	2.78	2.66	2.62	2.09
Nonaccrual loans	$134,264	$148,760	$153,702	$166,286	$116,377
Repossessed assets	104,365	105,637	83,347	72,807	42,147
Loans past due 90 days, still accruing	8,233	8,437	5,538	2,538	36,060
Loans past due 30 to 89 days, still accruing	20,343	38,611	50,376	43,980	75,480

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended June 30,
	2010			2009
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost

Interest earning assets	($ in millions)	($ in thousands)			($ in millions)	($ in thousands)
Investment securities (1)	$808.1	$5,327	2.72%	$580.1	$6,639	4.79%
Federal funds sold and other	22.9	51	0.89%	20.5	206	4.03%
Loans (1)	4,080.0	64,201	6.31%	4,083.8	63,268	6.21%
Short term investments	607.0	380	0.25%	247.2	167	0.27%
Investment in restricted stock	41.0	41	0.40%	41.0	16	0.16%
Total interest earning assets	5,559.0	70,000	5.06%	4,972.6	70,296	5.69%
Non-interest earning assets
Cash and due from banks	110.5			95.1
Allowance for credit losses	(115.4)			(77.5)
Bank owned life insurance	93.5			91.0
Other assets	405.2			299.5
Total assets	$6,052.8			$5,380.7
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$579.6	$732	0.51%	$288.7	$835	1.16%
Savings and money market	1,838.0	4,186	0.91%	1,630.1	7,148	1.76%
Time certificates of deposit	1,518.3	6,149	1.62%	1,220.6	8,430	2.77%
	3,935.9	11,067	1.13%	3,139.4	16,413	2.10%
Borrowings	126.0	483	1.54%	573.7	1,883	1.32%
Junior subordinated and subordinated debt	75.3	994	5.29%	104.0	1,199	4.62%
Total interest-bearing liabilities	4,137.2	12,544	1.22%	3,817.1	19,495	2.05%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,279.2			1,013.0
Other liabilities	51.8			26.3
Stockholders’ equity	584.6			524.3
Total liabilities and stockholders' equity	$6,052.8			$5,380.7
Net interest income and margin		$57,456	4.16%		$50,801	4.12%
Net interest spread			3.84%			3.64%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $149 and $289 for the second quarter ended 2010 and 2009, respectively.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited

	Six Months Ended June 30,
	2010			2009

	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost

Earning Assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Securities (1)	$815.7	$11,631	2.97%	$578.5	$13,513	4.95%
Federal funds sold & other	27.8	104	0.75%	16.4	229	2.82%
Loans (1) (2)	4,066.8	126,368	6.27%	4,086.0	126,521	6.24%
Short term investments	499.5	563	0.23%	137.7	185	0.00%
Restricted stock	41.2	68	0.33%	41.0	16	0.08%
Total earnings assets (1)	5,451.0	138,734	5.15%	4,859.6	140,464	5.86%
Non-earning Assets
Cash and due from banks	103.8			111.4
Allowance for credit losses	(116.5)			(77.4)
Bank owned life insurance	93.1			90.9
Other assets	401.1			333.6
Total assets	$5,932.5			$5,318.1
Interest-bearing liabilities
Sources of Funds
Interest-bearing deposits:
Interest checking	$515.1	$1,515	0.59%	$268.6	$1,536	1.15%
Savings and money market	1,811.2	8,862	0.99%	1,554.0	14,261	1.85%
Time deposits	1,500.6	12,769	1.72%	1,165.4	16,266	2.81%
Total interest-bearing deposits	3,826.9	23,146	1.22%	2,988.0	32,063	2.16%
Borrowings	177.6	1,216	1.38%	720.6	4,408	1.23%
Junior subordinated and subordinated debt (3)	88.8	2,198	4.99%	104.0	2,462	4.77%
Total interest-bearing liabilities	$4,093.3	26,560	1.31%	$3,812.6	38,933	2.06%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,215.1			984.4
Other liabilities	38.3			18.2
Stockholders’ equity	585.8			502.9
Total liabilities and stockholders' equity	$5,932.5			$5,318.1
Net interest income and margin		$112,174	4.16%		$101,531	4.24%
Net interest spread			3.84%			3.80%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $393 and $689 for the six months ended June 30, 2010 and 2009, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results						Inter-
Unaudited						segment	Consoli-
				Asset		Elimi-	dated
	Nevada	California	Arizona	Management	Other	nations	Company
At June 30, 2010	(in millions)
Assets	$3,326.5	$1,265.0	$1,361.8	$5.7	$613.3	$(612.8)	$5,959.5
Gross loans and deferred fees, net	2,355.2	980.7	837.1	-	-	(43.0)	4,130.0
Less: Allowance for credit losses	(75.9)	(16.9)	(17.2)	-	-	-	(110.0)
Net loans	2,279.3	963.8	819.9	-	-	(43.0)	4,020.0
Goodwill	23.2	-	-	2.7	-	-	25.9
Deposits	2,910.9	1,092.4	1,231.0	-	-	(4.1)	5,230.2
Stockholders' equity	339.6	130.9	86.9	5.4	575.6	(562.5)	575.9

No. of branches	19	9	10	-	-	-	38
No. of FTE	534	207	147	25	48	-	961

Three Months Ended June 30, 2010:
	(in thousands)
Net interest income	$31,370	$15,257	$11,253	$2	$(426)	$-	$57,456
Provision for credit losses	19,288	2,827	1,000	-	-	-	23,115
Net interest income (loss) after
provision for credit losses	12,082	12,430	10,253	2	(426)	-	34,341
Non-interest income	6,497	1,393	2,012	1,182	6,294	3,382	20,760
Non-interest expense	(33,678)	(9,413)	(7,883)	(1,003)	(3,000)	1,715	(53,262)
Income (loss) from continuing
operations before income taxes	(15,099)	4,410	4,382	181	2,868	5,097	1,839
Income tax expense (benefit)	(5,470)	1,841	1,720	78	1,641	-	(190)
Income(loss) from continuing
operations	(9,629)	2,569	2,662	103	1,227	5,097	2,029
Loss from discontinued operations, net	-	-	-	-	(802)	-	(802)
Net income (loss)	$(9,629)	$2,569	$2,662	$103	$425	$5,097	$1,227

Six Months Ended June 30, 2010:
	(in thousands)
Net interest income	$62,349	$29,571	$20,817	$4	$(567)	$-	$112,174
Provision for credit losses	43,277	5,552	3,033	-	-	-	51,862
Net interest income (loss) after
provision for credit losses	19,072	24,019	17,784	4	(567)	-	60,312
Non-interest income	14,722	2,298	3,616	2,398	8,521	3,834	35,389
Non-interest expense	(53,014)	(20,789)	(15,478)	(1,945)	(6,301)	3,424	(94,103)
Income (loss) from continuing
operations before income taxes	(19,220)	5,528	5,922	457	1,653	7,258	1,598
Income tax expense (benefit)	(6,895)	2,471	2,423	210	40	-	(1,751)
Income(loss) from continuing
operations	(12,325)	3,057	3,499	247	1,613	7,258	3,349
Loss from discontinued operations, net	-	-	-	-	(1,737)	-	(1,737)
Net income (loss)	$(12,325)	$3,057	$3,499	$247	$(124)	$7,258	$1,612

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited						Inter-
						segment	Consoli-
				Asset		Elimi-	dated
	Nevada	California	Arizona	Management	Other	nations	Company
At June 30, 2009	(in millions)
Assets	$3,418.6	$1,199.5	$964.4	$19.5	$192.2	$(92.7)	$5,701.5
Gross loans and deferred fees	2,573.7	809.9	688.2	-	-	(43.0)	4,028.8
Less: Allowance for credit losses	(60.4)	(10.3)	(13.4)	-	-	-	(84.1)
Net loans	2,513.3	799.6	674.8	-	-	(43.0)	3,944.7
Goodwill	23.2	-	-	10.7	-	-	33.9
Deposits	2,550.0	1,046.4	804.0	-	-	(8.2)	4,392.2
Stockholders' equity	283.5	100.4	74.5	17.3	152.7	(6.8)	621.6

No. of branches	21	9	11	-	-	-	41
No. of FTE	624	217	149	45	41	-	1,076

Three Months Ended June 30, 2009
	(in thousands)
Net interest income	$31,621	$11,169	$8,637	$16	$(642)	$-	$50,801
Provision for credit losses	33,889	952	2,732	-	-	-	37,573
Net interest income after provision
for credit losses	(2,268)	10,217	5,905	16	(642)	-	13,228
Non-interest income	15,439	4,778	1,943	2,370	5,023	(14,106)	15,447
Goodwill impairment charge	-	-	-	-	-	-	-
Non-interest expense	(28,968)	(12,246)	(9,239)	(2,095)	(768)	3,143	(50,173)
Loss from continuing operations
before income taxes	(15,797)	2,749	(1,391)	291	3,613	(10,963)	(21,498)
Income tax expense (benefit)	(12,827)	(1,603)	(821)	157	(192)	6,859	(8,427)
Income(loss) from continuing
operations	(2,970)	4,352	(570)	134	3,805	(17,822)	(13,071)
Loss from discontinued operations, net	-	-	-	-	(1,066)	-	(1,066)
Net income (loss)	$(2,970)	$4,352	$(570)	$134	$2,739	$(17,822)	$(14,137)

Six Months Ended June 30, 2009
	(in thousands)
Net interest income	$64,268	$22,345	$16,365	$31	$(1,478)	$-	$101,531
Provision for credit losses	44,649	4,693	8,215	-	-	-	57,557
Net interest income after provision
for credit losses	19,619	17,652	8,150	31	(1,478)	-	43,974
Non-interest income	(337)	2,395	2,750	4,614	(283)	(21,520)	(12,381)
Goodwill impairment charge	(45,000)	-	-	-	-	-	(45,000)
Non-interest expense	(52,770)	(21,211)	(18,170)	(4,313)	(3,846)	4,101	(96,209)
Loss from continuing operations
before income taxes	(78,488)	(1,164)	(7,270)	332	(5,607)	(17,419)	(109,616)
Income tax expense (benefit)	(11,381)	(64)	(2,728)	242	(2,139)	4,599	(11,471)
Income(loss) from continuing
operations	(67,107)	(1,100)	(4,542)	90	(3,468)	(22,018)	(98,145)
Loss from discontinued operations, net	-	-	-	-	(2,434)	-	(2,434)
Net income (loss)	$(67,107)	$(1,100)	$(4,542)	$90	$(5,902)	$(22,018)	$(100,579)

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2010	2010	2009	2009	2009
	(dollars in thousands)
Total stockholder's equity	$575,858	$575,779	$575,725	$602,967	$621,637
Less:
Goodwill and intangible assets	41,307	42,214	43,121	51,589	53,110
Total tangible stockholders' equity	534,551	533,565	532,604	551,378	568,527
Less:
Preferred stock	129,378	128,661	127,945	127,248	126,559
Total tangible common equity	405,173	404,904	404,659	424,130	441,968
Add:
Deferred tax	5,400	5,713	6,026	6,339	6,652
Total tangible common equity, net of tax	$410,573	$410,617	$410,685	$430,469	$448,620
Total assets	$5,959,479	$6,096,238	$5,753,279	$5,831,317	$5,701,536
Less:
Goodwill and intangible assets	41,307	42,214	43,121	51,589	53,110
Tangible assets	5,918,172	6,054,024	5,710,158	5,779,728	5,648,426
Add:
Deferred tax	5,400	5,713	6,026	6,339	6,652
Total tangible assets, net of tax	$5,923,572	$6,059,737	$5,716,184	$5,786,067	$5,655,078
Tangible equity ratio (1)	9.0%	8.8%	9.3%	9.5%	10.1%
Tangible common equity ratio (2)	6.8%	6.7%	7.1%	7.3%	7.8%
Quarter to date shares	73,344	73,031	72,504	72,489	72,435
Tangible book value per share, net of tax (3)	$5.60	$5.62	$5.66	$5.94	$6.19

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2010	2010	2009	2009	2009
	(in thousands)
Total non-interest income	$20,760	$14,629	$4,269	$12,547	$15,447
Less:
Mark-to-market (losses) gains, net	6,250	301	(1,874)	1,987	(449)
Securities impairment charges	(1,071)	(103)	(1,748)	(1,044)	(1,674)
Gains on sales of investment securities, net	6,079	8,218	167	4,146	10,867
Gain on extinguishment of debt	3,000	-	-	-	-
Total operating non-interest income	6,502	6,213	7,724	7,458	6,703
Add: net interest income	57,456	54,718	51,788	48,970	50,801
Net revenue (4)	$63,958	$60,931	$59,512	$56,428	$57,504

Total non-interest expense	$53,262	$40,843	$51,320	$50,448	$50,173
Less:
Net loss (gain) on sales/valuations of
repossessed assets	11,994	(1,014)	5,081	7,283	3,974
Goodwill impairment	-	-	4,095	576	-
Total operating non-interest expense (4)	$41,268	$41,857	$42,144	$42,589	$46,199

Net revenue	$63,958	$60,931	$59,512	56,428	$57,504
Less:
Operating non-interest expense	41,268	41,857	42,144	42,589	46,199
Pre-tax, pre-provision operating earnings (5)	$22,690	$19,074	$17,368	$13,839	$11,305

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2010	2010	2009	2009	2009
	(in thousands)
Total operating non-interest expense	$41,268	$41,857	$42,144	$42,589	$46,199
Divided by:
Total net interest income	$57,456	$54,718	$51,788	$48,970	$50,801
Add:
Tax equivalent interest adjustment	149	244	265	141	289
Operating non-interest income	6,502	6,213	7,724	7,458	6,703
	$64,107	$61,175	$59,777	$56,569	$57,793
Efficiency ratio - tax equivalent basis (6)	64%	68%	71%	75%	80%

(1) We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.
(2) We believe this non-GAAP ratio provides critical metrics with which to analyze and evaluate financial condition and capital strength.
(3) We believe this non-GAAP ratio improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(4) We believe this non-GAAP measurement is better indicative of the cash generating capacity of the Company.
(5) We believe this non-GAAP measurement is a key indicator of the earnings power of the Company which is otherwise obscured by the asset quality issues.
(6) We believe this non-GAAP ratio provides understanding of the operating efficiency of the Company.